SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                 July 26, 1999




                            CLASSIC BANCSHARES, INC.
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             (Exact name of Registrant as specified in its Charter)


            Delaware                   0-27170                61-1289391
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(State or other jurisdiction  (Commission File No.) (IRS Employer Identification
of incorporation) No.)



       344 17th Street, Ashland, Kentucky                           41101
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  (Address of principal executive offices)                        (Zip Code)




        Registrant's telephone number, including area code: (606) 325-4789
                                                            --------------


                                       N/A
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           (Former name or former address, if changed since last report)

Item 5.     Other Events

     On July 26, 1999, the Registrant issued the press release attached hereto as Exhibit 99 announcing its earnings for the quarter ended June 30, 1999 and the declaration of a cash dividend.

Item 7.     Financial Statements and Exhibits

     (c)     Exhibits

             99  Press release dated July 26, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CLASSIC BANCSHARES, INC.




Date: August 9, 1999                    By: /s/Lisah M. Frazier
     -----------------                      ---------------------------
                                            Lisah M. Frazier, Senior Vice
                                            President, Treasurer and Chief
                                             Financial Officer

                                  EXHIBIT 99

FOR IMMEDIATE RELEASE

   For Additional Information Contact:
   David B. Barbour, President and Chief Executive Officer
   Lisah Frazier, Senior Vice President, Treasurer and Chief Financial Officer
   (606) 325-4789
   Fax (606) 324-1307

      CLASSIC BANCSHARES, INC. REPORTS A 31% INCREASE IN EARNINGS PER SHARE
                          AND DECLARES A CASH DIVIDEND


         Ashland, Kentucky, -- July 26, 1999 -- Classic Bancshares, Inc. (NASDAQ
- CLAS) reported cash-based net income (which excludes amortization of goodwill) of $298,000 for the first quarter ended June 30, 1999 compared to cash-based net income of $228,000 for the same period in 1998. Cash-based diluted earnings per share were $.25 for the three months ended June 30, 1999 compared to $.18 for the same period in 1998. Cash return on average assets was .8% for the three months ended June 30, 1999.

         Net income for the first quarter ended June 30, 1999 was $252,000, or $.21 per diluted share compared to $197,000, or $.16 per diluted share for the same period in 1998. Return on average assets was .6% for the quarter ended June 30, 1999 and 1998.

         Classic Bancshares' assets increased $22.3 million from $142.7 million at March 31, 1999 to $165.0 million at June 30, 1999. The primary factor in this growth was due to the acquisition of Citizens Bank, Grayson on May 14, 1999. At the close of the transaction, Citizens Bank, Grayson was merged with and into Classic Bank with Classic Bank as the surviving institution. The transaction was valued at $4.5 million and was accounted for under the purchase method of accounting. As a result, assets and liabilities are consolidated as of the balance sheet date and earnings are consolidated from the date of acquisition. Therefore, earnings of Citizens are reflected in the results for the quarter as of May 14, 1999. On the date of closing, Citizens had total assets of approximately $13.4 million and total deposits of $12.0 million. In connection with the acquisition, the Company recorded $3.1 million in goodwill.

         Loans increased $17.9 million from $97.5 million at March 31, 1999 to $115.4 million at June 30, 1999 with $9.0 million of the increase attributable to the acquisition of Citizens. The remainder of the increase is the result of aggressive origination efforts and continued loan demand within the Company's market areas. Deposits increased $21.6 million from $117.7 million at March 31, 1999 to $139.3 million at June 30, 1999 with $12.0 million of the increase attributable to the acquisition of Citizens. The remainder of the increase is the result of aggressive marketing efforts and the opening of two additional banking offices during fiscal 1999.

         Asset quality remained stable as total non-performing assets was .7% of total assets at March 31, 1999 and June 30, 1999. The Company recorded a provision for loan losses of $35,000 in the current quarter and recorded an allowance of $506,000 from the acquisition of Citizens resulting in an allowance for loan losses of $1.2 million at June 30, 1999 equal to 141% of total non-performing loans, and 1.1% of total loans receivable.

         President and Chief Executive Officer, David B. Barbour stated that, "The results for our first quarter reflects continued positive trends as we see the realization of our internal growth strategy resulting in two additional banking offices, an aggressive ATM deployment and implementation of our transactional internet banking product. We are also pleased to report the successful completion of the acquisition of Citizens Bank, Grayson during this quarter which added approximately $13.0 million in assets to the franchise, as well as strategically locating another banking office in an important and growing market area."

         Net interest income increased $215,000 to $1.4 million for the first quarter ended June 30, 1999 compared to $1.2 million for the first quarter ended June 30, 1998. The net interest margin increased to 4.1% for the quarter ended June 30, 1999 compared to 3.8% for the same period in 1998. The increase was due to the combination of the continued increase in higher yielding, non-residential loans, such as commercial and consumer loans and a reduction in the cost of deposits through the continued increase in non-certificated accounts.

         Non-interest income was $191,000 for the quarter ended June 30, 1999 compared to $145,000 for the quarter ended June 30, 1998. Non-interest income increased for the quarter primarily due to an increase in fees and service charges on deposit accounts. The increase in fees and service charges on deposits is the result of increased product offerings, an increased deposit base and aggressive pricing strategies.

         Non-interest expense for the quarter ended June 30, 1999 was $1.2 million compared to $1.0 million for the quarter ended June 30, 1998. Non-interest expenses increased for the quarter due primarily to the increased costs related to an additional banking office as a result of the acquisition of Citizens and an increase in goodwill amortization from the acquisition of Citizens. Non-interest expenses also increased due to an increase in the employee salaries and benefits due to an increase in the net number of employees and other general and administrative expenses in order to facilitate the growth of the Company.

         Stockholders' equity was $19.4 million at June 30, 1999 compared to $20.3 million at March 31, 1999.

     Classic Bancshares, Inc. also announced that the Company will pay a quarterly cash dividend of $.08 per share. The dividend will be payable on August 23, 1999 to shareholders of record on August 9, 1999.

         Classic Bancshares, Inc. is headquartered in Ashland, Kentucky and has two subsidiaries, Classic Bank and First National Bank of Paintsville. Classic Bank operates at 344 Seventeenth Street, Ashland, Kentucky with three branch offices located in Boyd, Greenup and Carter counties. First National Bank of Paintsville operates at 240 Main Street, Paintsville, Kentucky with one branch office located in Johnson County.

         When used in this press release, the words or phrases "should result," "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project" or similar expressions are intended to identify
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic condition in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

         The Company does not undertake-and specifically declines any obligation-to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                        SELECTED FINANCIAL AND OTHER DATA

     The  following  table  sets  forth  selected   financial  data  of  Classic
Bancshares, Inc. as of June 30, 1999 and March 31, 1999 and for the three months ended June 30, 1999 and 1998.

                                                                                  June 30,                       March 31,
                                                                                    1999                            1999
                                                                                  --------                       ---------
                                                                                             (In Thousands)
SELECTED FINANCIAL CONDITION DATA:
Total Assets                                                                      $ 165,030                       $ 142,739
Cash and other interest bearing deposits
     With other financial institutions
                                                                                      5,026                           4,486
Loans receivable, net
                                                                                    115,352                          97,527
Investment securities:
     Available for sale
                                                                                     26,917                          26,526
Mortgage-backed securities:
     Available for sale
                                                                                      4,046                           4,479
Goodwill
                                                                                      5,879                           2,779
Deposits                                                                                                            117,732
                                                                                    139,264
Federal funds purchased and securities sold under
     Agreement to repurchase
                                                                                      2,151                           2,817
FHLB advances
                                                                                      1,604                             388
Stockholders' Equity, subject to certain restrictions
                                                                                     19,413                          20,289


                                                                                           Three Months Ended
                                                                                                JUNE 30,
                                                                                                --------
                                                                                  1999                            1998
                                                                                  ----                            ----
                                                                                               (In Thousands)
SELECTED OPERATIONS DATA:
Total interest income                                                              $  2,699                        $  2,415
Total interest expense
                                                                                      1,296                           1,227
                                                                              --------------                 ---------------
    Net interest income
                                                                                      1,403                           1,188
Provision for losses on loans
                                                                                         35                              25
                                                                              --------------                 ---------------
    Net interest income after provision
    For losses on loans
                                                                                      1,368                           1,163
                                                                              --------------                 ---------------
Fees and service charges
                                                                                        149                             108
Gain on sale of mortgage-backed & other securities
                                                                                          -                               1
Other noninterest income
                                                                                         42                              36
                                                                              --------------                 ---------------
    Total noninterest income
                                                                                        191                             145
    Total noninterest expense
                                                                                      1,239                           1,046
                                                                              --------------                 ---------------
Income before income taxes
                                                                                        320                             262
Income tax expense
                                                                                         68                              65
                                                                              --------------                 ---------------
    Net income                                                                      $   252                         $   197
                                                                              ==============                 ===============

Cash-based net income (excludes amortization of
    goodwill)                                                                       $   298                         $   228
                                                                              ==============                 ===============


                                                                                    At or for the Three Months Ended
                                                                                                JUNE 30,
                                                                                                --------
                                                                                  1999                            1998
                                                                                  ----                            ----

OTHER DATA:

Return on average assets (ratio of net
    income to total average assets)*                                                    .6%                             .6%
Return on average equity (ratio of net
    income to total average assets)*                                                    5.1                             3.9
Net interest margin**                                                                   4.1                             3.8
Non-performing assets to total assets                                                    .7                              .3
Allowance for loan losses to non-
    performing loans                                                                  141.3                          687.75
Equity to total assets at end of period                                                11.8                            14.8
Efficiency ratio***                                                                    77.7                            80.1
Basic earnings per share                                                              $0.22                           $0.17
Cash-based basic earnings per share                                                   $0.26                           $0.19
Fully diluted earnings per share                                                      $0.21                           $0.16
Cash-based fully diluted earnings per share                                           $0.25                           $0.18
Book value per share                                                                 $15.75                          $15.60
Tangible book value per share                                                        $10.98                          $13.38
Number of full service offices                                                            5                               5
Number of ATM locations                                                                  14                               7

--------------------------
*      Annualized
**     Net interest income annualized divided by average-earning assets.
*** Non-interest expenses divided by the total of net interest income and non-interest income.